Exhibit 5.2

March 3, 2006

Toyota Motor Credit Corporation
19001 South Western Avenue
Torrance, California 90509

  Re:
  Toyota Motor Credit Corporation
  Registration Statement on Form S-3

Ladies and Gentlemen:

        You have requested our opinion in connection with the proposed issuance and sale of up to an unlimited aggregate amount of debt securities (the "Debt Securities") to be issued pursuant to the Indenture, dated as of August 1, 1991, as amended and supplemented by the First Supplemental Indenture, dated as of October 1, 1991 and the Second Supplemental Indenture, dated as of March 31, 2004, among the Toyota Motor Credit Corporation (the "Company"), Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and JPMorgan Chase Bank (as successor to The Chase Manhattan Bank, N.A.), as Trustees (collectively, the "Indenture").

        Assuming the Debt Securities have been duly and validly authorized by all necessary action on the part of the Company, such Debt Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof, will be legally valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and the application of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        We consent to the filing of this opinion as an exhibit to the Automatic Shelf Registration Statement filed with the Securities and Exchange Commission (the "Commission"), to the reference to this firm under the heading "Legal Matters" in the Prospectus and to your reliance on this opinion in connection with your opinion filed as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules or regulations of the Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

        This opinion is limited to the laws of the State of New York. We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

Respectfully submitted,

/s/ O'MELVENY & MYERS LLP